UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report: August 3, 2018

Global Bridge Capital, Inc.

(Name of Small Business Issuer in its charter)

Delaware	333-215528	38-4015038
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

15-7 Tower B, The Vertical Business Suite, Bangsar South City,

No. 8, Jalan Kerinchi, 59200, Kuala Lumpur, Malaysia

(Address of Principal Executive Offices)

Telephone: +603-86053699

(Registrant's telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02 Termination of a Material Definitive Agreement

On July 27, 2018, the Company entered into and consummated a “Settlement and Release Agreement” with Phillip David Huber, a North Carolina resident, and C.E. Hutchison & Company.

On August 22, 2017, the above parties executed a Stock Purchase Agreement, which was amended on June 4, 2018 (the “Transaction”).

Concurrent with the execution of the “Settlement and Release Agreement,” the above parties mutually agreed not to go forward with the Transaction.

Neither party contends the other has any liability with regard to the Transaction or how it has proceeded to date. The Company will pay Phillip David Huber fifteen thousand five hundred and ninety dollars ($15,590.00) within ten (10) days of receipt by Global Bridge of the “Settlement and Release Agreement” signed by Huber. The payment shall be deemed to include and settle all Claims in connection with the Transaction.

Item 9.01. Exhibits

A. Exhibits

NUMBER	EXHIBIT
10.1	Settlement and Release Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Global Bridge Capital, Inc.

Dated: August 3, 2018

By: /s/ Goh Hock Seng
Name: Goh Hock Seng